EXHIBIT 10.66

           AGREEMENT TO PURCHASE AND SELL PARTIAL INTEREST IN AIRCRAFT

THIS AGREEMENT TO PURCHASE AND SELL PARTIAL INTEREST IN AIRCRAFT (the "AGREEMENT") is made and entered into as of this 27th day of September, 2004, by and between Nelnet Corporate Services, Inc., f/k/a Nelnet Corporation (herein referred to as "Seller"), and Crete Carrier Corporation ("Crete Carrier") and Nebco Intermodal, Inc. ("Nebco"), (Crete Carrier and Nebco being referred to herein individually as a "Purchaser" and collectively as the "Purchasers"), with respect to That certain Cessna Citation Excel model aircraft, Serial No. 560-5270, Reg No. N300DA (the "Aircraft")

NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, the parties hereto agree as follows:

1. Sale of Seller's Interest in Aircraft. Seller hereby agrees to sell, assign, transfer and deliver to Purchasers and Purchasers hereby severally agree to purchase from the Seller, under and pursuant to the terms and conditions hereafter set forth, Seller's undivided aggregate 45% ownership interest in the above referenced Aircraft in the following proportion: (i) an undivided 30% interest in the Aircraft shall be transferred to Crete Carrier, and (ii) an undivided 15% in the Aircraft shall be transferred to Nebco.

2. Purchase Price. The purchase price for the portion of Seller's ownership interest in the Aircraft purchased by Crete Carrier shall be Two Million, Three Hundred Eighty Two Thousand, One Hundred Seventeen Dollars ($2,382,117.00). The purchase price for the portion of Seller's ownership interest in the Aircraft purchase by Nebco shall be One Million, One Hundred Ninety One Thousand, Fifty Eight Dollars ($1,191,058.00).

3. No Encumbrance. The Seller's interest in the Aircraft shall be transferred to Purchasers free and clear of all security interests, liens or encumbrances of any nature whatsoever.

4. Closing. The Closing shall be set to occur no later than 2 business days after execution of this AGREEMENT. Closing shall take place as evidenced by executing and filing an FAA Aircraft Bill of Sale (AC Form 8050-2) with the FAA Aircraft Registry on behalf of Purchaser, and wire transfering the Purchase Price to Seller or its designated Qualified Intermediary, per their written instructions, and by delivery to the respective Purchasers of a Bill of Sale in the form attached hereto as Exhibit A.

5. Risk of Loss. Risk of loss, damage, or destruction of the Seller's interest in the Aircraft shall pass from Seller to Purchasers upon Closing of the sale of Seller's interest in the Aircraft.

6. Representations. Seller represents and warrants that it is the sole owner of an undivided 45% interest in the Aircraft, that it has good and merchantable title to an undivided 45% interst in the Aircraft, and that Seller's interest in the Aircraft will be transferred to the respective Purchasers free and clear of all security interests, liens, claims, and encumbrances whatsoever. Seller further represents and warrants that it has no knowledge of any defect or deficiency with respect to the Aircraft.

        EXCEPT FOR THE WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN, "SELLER" MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE REGARDING THE "AIRCRAFT", WHICH ARE DELIVERED HEREUNDER IN AN "AS IS, WHERE IS" CONDITION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, "SELLER" DISCLAIMS ALL OTHER WARRANTIES, GUARANTEES OR LIABILITIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, SUCH AS THE CONDITION OF THE "AIRCRAFT" AIRWORTHINESS, DESIGN, QUALITY OF WORKMANSHIP OR MATERIALS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


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7.      BROKER'S COMMISSION. Seller and Purchasers each represent and warrant to the other that they have taken no action which would obligate the other parties or give rise to a valid claim for a broker's fee in connection with this transaction and each party agrees to indemnify and forever hold the other harmless from and against any claims for brokers' compensations, fees, or commissions arising out of the indemnifying party's actions.

8. TAXES. Purchasers shall pay, and shall indemnify and hold the Seller harmless from all sales, use, property, ad valorem, value added, or other similar taxes, fees, or other charges of any nature (excluding taxes on net or gross income or gain realized by the Seller) together with any penalties, fines, or interest thereon which may be assessed or levied by the U.S. Government or other U.S. taxing authority as a result of the Purchasers' acquiring Seller's interest in the Aircraft. Seller shall be responsible for any taxes, fees, or charges assessed against the Aircraft prior to Closing and shall indemnify and hold Purchasers harmless from these taxes.

9. PRIOR AGREEMENTS. This AGREEMENT sets forth the entire contract between the parties and supersedes all previous communications, representations, or agreements, whether oral or written, between the parties with respect to the sale and purchase of Seller's interest in the Aircraft. The parties agree that the Aircraft Joint Ownership Agreement dated as of August 22, 2002 (the "Ownership Agreement") between Seller and Purchasers is hereby amended to delete Seller as a party thereto, and to transfer Seller's rights and obligations pursuant to the Ownership Agreement to Purchasers in the same proportion as Seller's ownership interest in the Aircraft is being transferred (30% to Crete Carrier and 15% to Nebco). The Purchasers further acknowledge that Seller has fully satisfied its obligations under the Ownership Agreement and the Seller shall have no further duties or obligations in connection with the Ownership Agreement. Purchasers shall severally assume all of Seller's obligations under the Ownership Agreement arising after the Closing of the sale pursuant to this AGREEMENT in the same proportion as Seller's ownership interest in the Aircraft is being transferred hereunder. Purchasers shall use best efforts in good faith to terminate or amend the Aircraft Management Agreement dated as of August 22, 2002 (the "Management Agreement") between Duncan Aviation, Inc. ("Duncan"), Purchasers and Seller, so as to remove Seller as a party to such Management Agreement, and that Purchasers hereby severally assume all of Seller's obligations under the Management Agreement arising after the Closing of the sale pursuant to this AGREEMENT in the same proportion as Seller's ownership interest in the Aircraft is being transferred hereunder . Purchasers agrees to indemnify and hold harmless Seller for any claim of Duncan under the Management Agreement arising on or after the date of Closing.

10. AMENDMENTS. This AGREEMENT may be amended only by a written instrument executed by all parties.

11. AUTHORIZATION. Seller and Purchaser each warrant to the other that the execution, delivery, and performance of this AGREEMENT has been authorized and approved by all required corporate action, and the parties executing this document warrant their authority to so bind the respective parties.

12. COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts, each of which shall be deemed an original and shall be effective when executed by both parties.

13. GOVERNING LAW. This contract shall be deemed to have been made, executed under and governed by the law of the State of Nebraska.

                                       2
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14.     1031 EXCHANGE. Seller and/or Purchasers may structure the transaction herein contemplated as the receipt of replacement property pursuant to a like-kind exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Regulations"). It is expressly acknowledged that Seller and/or Purchasers may assign its rights in this AGREEMENT to a qualified intermediary as defined in the Regulations ("Qualified Intermediary") and at Closing, at the request of Purchasers or the Qualified Intermediary, Seller will transfer title to the Aircraft to Purchasers, the Qualified Intermediary or to an "Exchange Accommodation Titleholder" as defined in Revenue Procedure 2000-37, 2000-2 C.B. 38. Any assignment of this AGREEMENT shall be in writing and notification of the assignment shall be given to Seller and/or Purchasers in writing at or before Closing. Seller and/or Purchasers will cooperate with Seller and/or Purchasers if requested by Seller and/or Purchasers to structure the transaction in such manner, and will execute any documents that Seller and/or Purchasers may be reasonably requested to sign that are consistent with this AGREEMENT, provided Seller and/or Purchasers incur no additional cost or expense and are held harmless against any liability arising because of the intended like-kind exchange or any challenge to or failure of this transaction to qualify for such treatment. The conclusion of such like-kind exchange shall not be a condition precedent to the conclusion of this AGREEMENT, or payment for the Seller's interest in the Aircraft.


  IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT TO PURCHASE AND SELL PARTIAL INTEREST IN AIRCRAFT by their duly authorized representative, the day and year first above written.


Nelnet Corporate Servcies, Inc., f/k/a            Crete Carrier Corporation
Nelnet Corporation



By:  /s/ Terry J. Heimes__                         By:    /s/ Tonn M. Ostergard
     ---------------------                                ---------------------

     Chief Financial Officer                              President
     -----------------------                              ------------------
     Name and Title                                       Name and Title


Nebco Intermodal, Inc.


By:   /s/ Stan Malz
   --------------------------

   --------------------------
   Name and Title

                                   EXHIBIT A.



                              WARRANTY BILL OF SALE



        KNOW ALL MEN BY THESE PRESENTS:

That Nelnet Corporate Services, Inc., f/k/a Nelnet Corporation ("SELLER"), in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration paid to it by Crete Carrier Corporation and Nebco Intermodal, Inc. (collectively, the "Purchaser"), the receipt of which is hereby acknowledged, hereby sells, grants, transfers and delivers to Purchaser, its successors and assigns all of SELLER's undivided 45% right, title and interest in and to the airframe described as Cessna Citation Excel Serial Number 560-5270, together with the engines installed thereon, together also with all equipment, components, appliances, parts, instruments, avionics, appurtenances, accessories, furnishings and other equipment of whatever nature installed in or attached to the airframe or the engines ("Components"), together also with all loose equipment and documents in the airframe and spare parts associated with the airframe, engines or components, together with all repair or maintenance agreements or programs relating to the airframe, engines or components, all pursuant to that Agreement to Purchase and Sell Partial Interest in Aircraft dated as of September ___, 2004 (collectively, the "Aircraft").

        That SELLER hereby warrants to PURCHASER, its successors and assigns that it is the holder of title to an undivided 45% interest in the Aircraft and has the right to sell the same as aforesaid and that this Bill of Sale conveys to PURCHASER good and marketable title to an undivided 45% interest in the Aircraft, free and clear of all security interests, liens, claims, charges and encumbrances of any nature whatsoever, and that SELLER will warrant and defend such an undivided 45% interst in title forever against all claims and demands whatsoever.

        That SELLER agrees and acknowledges that the terms and conditions of this Bill of Sale shall survive the delivery of this Bill of Sale and the recording of this or any Federal Aviation Administration Bill of Sale.

        IN WITNESS WHEREOF, SELLER has caused this Bill of Sale to be signed by its duly authorized officer this ________ day of ______________________, 2004.



                                    Nelnet Corporate Services, Inc.,
                                    f/k/a Nelnet Corporation


                                    By:____________________________

                                    Its:____________________________